BY - LAWS

                                  of

                 LEXINGTON TAX FREE DAILY INCOME FUND, INC.

                      (hereinafter the "Corporation")

                    As Amended through August 31, 1981

BY-LAW ONE:    LOCATION OF OFFICES

     Section 1.1: The post office address of the principal office of the Corporation in the State of Maryland is 1300 Mercantile Bank & Trust Building, Baltimore, Maryland 21201, and the Corporation's resident agent at such office is United States Corporation Company.

     Section 1.2: The Corporation may have other offices, either within or without the State of Maryland at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

BY-LAW TWO:    STOCKHOLDERS

     Section 2.1: Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Maryland and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation in Maryland on the last Wednesday in May.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of meeting.

     Section 2.2: Special Meetings. Special Meetings of the stockholders shall be called by the President, Secretary or an Assistant Secretary of the Corporation when so authorized by the President or the Board of Directors, or when so requested in writing by stockholders owning a majority in amount of the outstanding capital stock, which requests shall state the purpose or purposes of the proposed meeting.

     Section 2.3 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute. If a quorum shall not be present or represented, the stockholders entitled to vote thereat present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. This Section 2.3 can be altered or repealed only by vote of the stockholders as provided in Section 2.4.

     Section 2.4 Voting. The vote of the holders of a majority of the stock having voting power present in person or represented by proxy at any meeting at which a quorum is present, shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, of the Articles of Incorporation or of the By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question. However, no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Wherever a vote of stockholders is required to alter or repeal any By-Law, the vote, at the annual or a special meeting of the stockholders of the Company duly called, (A) of 67 per centum or more of the voting securities present at such meeting, if the holders or more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting securities of such company, whichever is the less, shall be required. This Section 2.4 can be altered or repealed only by vote of the stockholders as provided herein.

     A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.5: Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting.

     No notice of the time, place or purpose of the meeting of stockholders, whether prescribed by law or by the By-Laws, need be given to any stockholders who attend in person or by proxy or to any stockholder who, in writing or by telegraph or cable filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the stockholders shall not invalidate any action taken by or at any such meeting.

BY-LAW THREE:  BOARD OF DIRECTORS

     Section 3.1: Number and Term. The number of directors shall be not less than three (3) nor more than fifteen (15). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

     Section 3.2 Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3.3: Vacancies. If the office of any director or directors becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen, subject, however to Section 3.6.

     Section 3.4: Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     Section 3.5: Increase or Reduction of Number. Within the limits specified in Section 3.1 the number of Directors shall be determined by resolution of the Board of Directors. Any newly created places on the Board of Directors shall be filled by vote of the stockholders of the Corporation.

     Section 3.6:   New Board of Directors to be Elected by
Stockholders if a Majority has been Elected by Directors. If at any time, less than a majority of the Directors in office shall consist of Directors elected by stockholders, or if a majority of the Directors holding office at the beginning of any twelve-month period shall have died, resigned, or been removed, a meeting of the stockholders shall be called within sixty (60) days for the purpose of electing an entire new Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such new Board of Directors. This Section 3.6 can be altered or repealed only by vote of the stockholders as provided in Section 2.4.

     Section 3.7 Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more executive committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors and alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, these By-Laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 3.8 Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Articles of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.

     Section 3.9: Meetings. Regular meeting of the directors shall be held as soon as practicable after the annual meeting of the stockholders and at such other times as shall be determined from time to time by resolution of the directors.

     Special meetings of the board may be called by the President or a Vice President at any time and shall be called by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

     Section 3.10: Quorum. The presence of one-third (1/3) of the total number of Directors in office but in no event less than two (2) Directors shall be necessary to constitute a quorum at any meeting of the Board. If a quorum shall not be present at any meeting of directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.11: Voting. At all meetings of the Board of Directors, each Director is to have one (1) vote. Any act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

     Section 3.12: Remuneration. Each of the Directors shall receive such remuneration as the Board of Directors of the Corporation shall, from time to time, fix by resolution.

     Section 3.13: Action Without Meeting. Unless otherwise provided by statute, the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

BY-LAW FOUR:   WAIVER OF NOTICE

     Section 4.1: Whenever by statute, the provisions of the Articles of Incorporation or these By-Laws, the stockholders or the Board of Directors or an Executive Committee of the Board of Directors are authorized to take any action after notice, such notice may be waived in writing before or after the holding of the meeting by the person or persons entitled to such notice or, in the case of a stockholder, by his attorney thereunto authorized.

BY-LAW FIVE:   OFFICERS

     Section 5.1: Officers. The officers of the Corporation shall be a President, a Vice-President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, additional Vice-Presidents and such Assistant Secretaries, Assistant Vice-Presidents, Assistant Treasurers and Transfer Clerks as they may deem proper. The President shall but none of the other officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meting. More than two offices may be held by the same person.

     Section 5.2: Other Officers, Agents, Vacancies. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors at any regular or special meeting.

     Section 5.3:   Chairman.  The Chairman of the Board of
Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as form time to time may be assigned to him by the Board of Directors.

     Section 5.4. President. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a Corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute contracts in behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     Section 5.5:   Vice-President and Assistant Vice-Presidents.
Each Vice-President shall have such powers and perform such duties as may be assigned to him by the Board of Directors. In the case of absence or disability of the President, any Vice-President may exercise the powers and perform the duties of the President.

     The Assistant Vice-Presidents in the absence or disability of any Vice-President shall perform the duties and exercise the powers of such Vice-President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.6:   Treasurer and Assistant Treasurers.  The
Treasurer shall have general charge of the finances of the Corporation. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation, and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall have charge and custody of and be responsible for keeping the books of account of the Corporation.

     The Assistant Treasurers in the absence or disability of the Treasurer shall perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.7:   Secretary and Assistant Secretaries.  The
Secretary shall attend to the giving and service of all notices of the Corporation and shall keep the minutes of all meetings of the stockholders and of the Board of Directors. He shall keep in safe custody the seal of the Corporation. He shall perform such other duties as pertain to this office as may be required by the Board of Directors.

     Assistant Secretaries shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.8 Transfer Clerks. The Board of Directors may appoint one or more Transfer Clerks who shall, subject to the discretion of the Board of Directors and upon proper evidence, transfer the shares of the Corporation and record such transactions upon its books.

     Section 5.9: Removal. The Board of Directors may remove any officer by a majority vote at any time with or without cause.

BY-LAW SIX:         CERTIFICATES OF STOCK

     Section 6.1: The certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice-President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary and shall bear the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Clerk, transfer agent or by a registrar, the signatures of any such officers may be by facsimile, engraved or printed.

     Section 6.2: Lost Certificates. The Board of Directors or the President and the Treasurer may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the President and the Treasurer may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the Certificate alleged to have been lost or destroyed.

     Section 6.3: Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed, or accompanied by proper evidence of succession, assignment or authority of transfer, it shall be the duty of the Corporation to issue a new certificate for the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.4: Bookkeeping Arrangements. The Corporation may establish procedures whereby it will not issue certificates representing shares of its capital stock except upon specific request of a stockholder and whereunder the Corporation or the transfer agent of the Corporation shall, at least annually or upon the occasion of any change in the holdings of any stockholder, issue to each stockholder or to each stockholder affected by such change a written statement of his holdings at the time such statement is issued. The Board of Directors may authorize the execution of any agreement, contract or other document necessary or desirable in order to carry out the intent of this provision of the By-Laws.

BY-LAW SEVEN:  REGISTERED STOCKHOLDERS

     Section 7.1: The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

BY-LAW EIGHT:  GENERAL PROVISIONS

     Section 8.1: Dividends. The Board of Directors shall by vote declare dividends from any fund legally available therefore of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared. The Board of Directors may make such arrangements with its stockholders as it may deem desirable whereby dividends may be reinvested in additional shares of stock of the Corporation instead of being paid in cash to the stockholders, unless and until such stockholders inform the Corporation in writing to the contrary.

     Section 8.2: Reports to Stockholders. The Corporation shall transmit to stockholder reports containing information and financial statements derived from the books of account of the Corporation and as required by applicable statutes, the Articles of Incorporation or the By-laws, as of the close of each annual and semi-annual fiscal period of the Corporation. Reports made as of the close of the Corporation's fiscal year shall relate to the whole of such fiscal year and shall be accompanied by a certificate of an independent public accountant.

     Section 8.3: Negotiable Instruments. All checks or demands for money and notes of the Corporation shall be signed by such officers or officer or such other person or persons as the Board of Directors may from time to time designate.

     Section 8.4: Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 8.5: Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 8.6:   Indemnity of Directors and Officers.  The
Corporation shall, to the full extent permitted by the general laws of the State of Maryland, as amended from time to time, indemnify all persons whom it may or must indemnify pursuant thereto.

     Such right of indemnification, and such indemnification payments, shall not be deemed exclusive of any other rights to which those persons indemnified hereby may be entitled according to the Articles of Incorporation, By-Law, agreement, vote of stockholders or otherwise provided, however, that no provision of the Articles of Incorporation or By-Laws of the Corporation shall be deemed to protect or indemnify any officer or director of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This Section 8.6 can be altered or repealed only by vote of the stockholders as provided in Section 2.4.

     Section 8.7: Amendments. These By-Laws may be altered, amended or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or amendment or repeal be contained in the notice of such special meeting, except as otherwise provided in any By-Law or Section thereof.

BY-LAW NINE:   INVESTMENT POLICY

     Section 9.1:   All Articles of By-Law Nine, including this
Section 9.1, can be altered or repealed only by vote of the stockholders as provided in Section 2.4.

     Section 9.2: The Corporation will be classified under the Investment Company Act of 1940 as a diversified, open-end investment company of the management type. The Corporation is subject to the restrictions of the Investment Company Act of 1940 enacted by the Congress of the United States.

     Section 9.3 (a) The Corporation's investment objective is to achieve current income exempt from Federal income taxes, while maintaining stability of principal, liquidity, and preservation of capital.

     The Corporation will seek to achieve its goal through investment in short-term municipal securities issued by states, territories, and possessions of the United States and by the District of Columbia, and their political subdivisions, and duly constituted authorities and corporations. It will limit its portfolio purchases, including repurchase agreements, to those United States dollar-denominated instruments which its Board of Directors determines present minimal credit risks and which are of "high quality" as determined by any major rating service or, in the case of any instrument that is not rated, are of comparable quality as determined by its Board of Directors. The Corporation will maintain a dollar-weighted average portfolio maturity of not more than 120 days and will not acquire any portfolio security with a remaining maturity of more than one year.

     The Corporation may also hold cash or, subject to the limitations and exceptions in the following sentence, invest up to 20% of its assets in obligations, the interest from which may be subject to Federal income tax.

     The Corporation will not purchase any security if, as a result, less than 80% of the Corporation's net income is derived from securities the income from which, in the opinion of counsel for the issuers thereof, is exempt from Federal income tax; provided, however, that the Corporation may temporarily invest in taxable obligations resulting in taxable income in excess of 20% of the Corporation's net income in extraordinary circumstances when adverse market conditions dictate a defensive position.

                    (b)  The Corporation shall not

          (1)  issue senior securities;

          (2) borrow money, except from banks as a temporary measure for extraordinary or emergency purposes and not for investment purposes or through reverse repurchase agreements; no borrowing shall be made if such borrowing, combined with any then outstanding borrowings, shall exceed 5% of the Corporation's total assets;

          (3)  underwrite securities of other issuers;

          (4) concentrate its investments to an extent greater than 25% of the value of its total assets in either (a) securities of issuers located in single state or (b) revenue bonds which derive revenue from projects of a similar type or class of facilities; these limitations not being applicable to securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, certificates of deposit or banker's acceptances;

          (5) purchase or sell real estate, commodity contracts or commodities or invest in interests in oil, gas or other mineral exploration or development programs (however, the Corporation may purchase municipal bonds secured by real estate or interests therein);

          (6) make loans to other persons except (A) through the purchase of a portion or portions of an issue or issues of municipal bonds or notes or other publicly distributed bonds, notes, debentures and evidences of indebtedness authorized by its investment policy, (B) through investments in repurchase agreements (which are arrangements under which the Corporation acquires a debt security subject to an obligation of the seller to repurchase it at a fixed price within a short period), provided that no more than 10% of the Corporation's assets may be invested in repurchase agreements which mature in more than seven days, or
               (C) through loans of securities held in the Corporation's portfolio to responsible borrowers and subject to 100% collateral requirements in accordance with guidelines established by the Corporation's directors and applicable federal regulations;

          (7) purchase the securities of another investment company or investment trust, except in the open market and then only if no profit, other than the customary broker's commission, results to a sponsor or dealer, or by merger or other reorganization;

          (8) purchase any security on margin or effect a short sale of a security;

          (9) buy securities from or sell securities (other than securities issued by the Corporation) to any of its officers, directors or its investment adviser, as principal;

          (10) contract to sell any security or evidence of interest therein, except to the extent that the same shall be owned by the Corporation;

          (11) purchase or retain securities of an issuer when one or more of the officers and directors of the Corporation or of its investment adviser, or a person owning more than 10% of the stock of either, own beneficially more than 1/2 of 1% of the securities of such issuer and such persons owning more than 1/2 of 1% of such securities together own beneficially more than 5% of the securities of such issuer;

          (12) invest more than 5% of its total assets in the securities of any one issuer (except securities issued or guaranteed by the United States Government or any of its agencies or instrumentalities), except that such restriction shall not apply to 25% of the Corporation's portfolio so long as the net asset value of the portfolio does not exceed $2,000,000; for the purposes of this limitation each government subdivision (county, city) and any subdivision, agency or instrumentality thereof (school district, authority) shall be considered as a separate issuer;

          (13) purchase an industrial revenue bond if as a result of such purchase more than 5% of the Corporation's total assets would be invested in industrial revenue bonds where the payment of principal and interest are the responsibility of a company with less than three years operating history;

          (14) purchase any security restricted as to disposition under Federal securities laws; or

          (15) buy or sell puts, calls or other options.

     The Corporation shall be deemed to have complied with the provisions of subparagraph (11) of this Section 9.3(b) if within ten (10) days after the end of each quarter-annual period each officer and director of the Corporation, each person or organization furnishing investment advisory services to the Corporation and each officer, director, partner or trustee of, or person owning of record more than ten (10) percent of the stock of, any such organization, is furnished with a complete list of the securities or evidences of interest in securities held by the Corporation as of the end of such quarter, and is requested to advise the Corporation promptly in the event that he or its owns beneficially more than one-half (1/2) of one (1) percent of the outstanding securities, or evidences of interest in more than one-half (1/2) of one (1) percent of the outstanding securities, of any issuer whose securities, or evidences of interest therein appear on such list, as to the number or principal amount of securities, or evidences of interest therein so owned by him and if the Corporation thereafter disposes of all securities, and evidences of interest therein, of any issuer which, on the basis of information so received, the Corporation is prohibited from retaining by the provisions of this subdivision, such disposal to take place as soon as may be practical in view of market conditions and the possibility of loss which might result from immediate disposal, but in any event not more than thirty (30) days after the existence of such holdings in excess of five (5) percent has been so ascertained by the Corporation.

BY-LAW TEN:    MANAGEMENT CONTRACTS

     Section 10.1: All Sections of By-Law TEN, including this Section 10.1, can be altered or repealed only by vote of the stockholders as provided in
Section 2.4.

     Section 10.2: Any management contract to which the Corporation shall be a party whereby, subject to the control of the Board of Directors of the Corporation, the investment portfolio of the Corporation shall be managed or supervised by the other party to such contract, shall provide, among other things, that such management contract shall be automatically terminated in the event it is assigned by such other party. Such management contract shall prohibit the other party and its officers and directors from making short sales of shares of capital stock of the Corporation and from taking long or short positions in the shares of the Corporation or purchasing shares otherwise than for investment.

BY-LAW ELEVEN: CUSTODIAN

     Section 11.1: All Sections of By-Law Eleven, including this Section 11.1, can be altered or repealed only by vote of the stockholders as provided in
Section 2.4.

     Section 11.2: All securities owned by the Corporation and all cash representing the proceeds from the sales of securities owned by the Corporation and from the issuance of shares of the capital stock of the Corpus, payments of principal upon securities owned by the Corporation and distributions in respect of securities owned by the Corporation which at the time of payment are represented by the distributing corporation to be capital distribution shall be held by a custodian which shall be a trust company or a national bank of good standing, having a capital surplus and undivided profits aggregating not less than Five Hundred Thousand Dollars ($500,000) provided such a custodian can be found ready and willing to act. The custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration and the terms under which it shall act and hold in custody such securities and cash. Upon the resignation or inability to serve of any such custodian, the Corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the cash and securities of the Corporation held by the custodian to be delivered to the successor custodian and (c) in the event that no successor custodian can be found, submit to the stockholders of the Corporation, before permitting delivery of such cash and securities to anyone other than a successor custodian, the question whether the Corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination at any time on not more than ninety (90) days' notice of any agreement between the Corporation and any such custodian by the Board of Directors of the Corporation or by the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote. Upon its resignation or inability to serve, the custodian may deliver any assets of the Corporation held by it to a qualified bank or trust company in the City of New York or Boston selected by it, such assets to be held subject to the terms of custody which governed such retiring custodian, pending action by the Corporation as set forth in this Section 11.2.